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                     [LETTERHEAD OF CROWE, CHIZEK & COMPANY LLP]






The Board of Directors
UnionBancorp, Inc.


We consent to the incorporation by reference of our report dated February 6, 1998 relating to the consolidated financial statements of UnionBancorp, Inc. (the "Company") as of December 31, 1997 and for the year then ended in the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission on April 8, 1998.



                                        Crowe, Chizek and Company LLP


Oak Brook, Illinois
April 3, 1998